  EXHIBIT 107

Calculation of Filing Fee Tables

F-1

(Form Type)

China Liberal Education Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary shares, par value $0.015 per share(2)	Rule 457(a)	25,000,000	$1.00	$25,000,000	0.0001476	$3,690
	Total Offering Amounts					$25,000,000		$3,690
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$3,690

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2)

In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.